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                                                                    EXHIBIT 10.7

                                     LEASE

         THIS LEASE made and entered into this 2nd day of September, 1994, by and between SANDAN, an Ohio partnership (the "Landlord"), and SMS GEOTRAC, INC., a Delaware corporation (the "Tenant").

         1. LEASED PROPERTY.

            1.1 The Landlord, for and in consideration of the rents to be paid and of the covenants and agreements hereinafter contained to be kept and performed by the Tenant, hereby leases and lets to the Tenant, and the Tenant hereby takes and hires from the Landlord, the real property commonly known as

                                3900 LAYLIN ROAD

                              NORWALK, OHIO 44857

                Together with all buildings, structures and improvements thereon, and all appurtenances thereto (hereinafter collectively referred to as the "Leased Premises"), except 631 square feet of the Leased Premises which shall be used by Sandra White for her tailoring business.

         2. TERM.

            2.1 The term of this Lease shall be a period of five (5) years, commencing as of September 1, 1994 and terminating on August 31, 1999.




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         3. RENT.

            3.1 The Tenant hereby covenants and agrees to pay to the Landlord as rent for the Leased Premises, during said term, the sum of Five Hundred Twenty-Three Thousand Dollars ($523,000.00), payable in equal consecutive monthly installments of Eight Thousand Seven Hundred Sixteen and 67/l00th Dollars ($8,716.67), each in advance upon the first day of each and every calendar month during said term. Rent for any period during the term of this Lease which is less than one month shall be a pro-rata portion of the monthly installment.

         4. ADDITIONAL RENT.

            4.1 The Tenant shall further pay, as additional rent, all utility charges as required by Section 7 hereof, all premiums on insurance policies as required by Section 8 hereof, all real estate taxes and assessments as required by Section 9 hereof, all necessary repairs and replacements as required by
Section 6.2 hereof, and all other expenses and charges, which, during the term hereof, shall arise, be levied, assessed, charged or imposed upon or with respect to the Leased Premises. It is the purpose and intent of the Landlord and the Tenant that the rent described in Section 3 above shall be absolutely net to the Landlord, so that this Lease shall yield, net, to the Landlord the rent specified in Section 3 above during the term hereof.

            4.2 The Landlord covenants and agrees that if there shall be any refunds or rebates of any utility charges, insurance premiums, real estate taxes and assessments, and/or any other

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expenses and charges paid by the Tenant with respect to the Leased Premises hereunder, such refunds or rebates shall belong to the Tenant. Any refund or rebate received by Landlord shall be deemed trust funds received as the Tenant's agent and on its behalf. Landlord will promptly notify Tenant of the existence of such refunds and rebates and shall take all reasonable actions which may be required to obtain such refunds or rebates. The Landlord will, upon the request of the Tenant, sign any receipts which may be necessary to secure the payment of any such refunds or rebates, and will immediately (and without charge) pay over to the Tenant any such refunds or rebates as are received by the Landlord.

         4.3 In the event that the Tenant fails to pay by their respective due dates all expenses and charges to be paid by it pursuant to the terms hereof, or fails to maintain and make any required repairs to the Leased Premises as provided herein, or fails to carry insurance as provided herein, or fails to fulfill any other obligation under this Lease, and if any of the foregoing failures continue for a period of ten (10) days after Tenant receives written notice from Landlord, then the Landlord, at its option, may do so and the amount of such expenditure shall immediately become due and payable to the Landlord and be considered additional rent hereunder, but no such payment or compliance by Landlord shall constitute a waiver of any such failure by Tenant or affect any right or remedy of Landlord with respect thereto.

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         5. USE OF PREMISES.

            5.1 The Tenant shall use and occupy the Leased Premises for general business purposes including, without limiting the generality of the foregoing, sales activities, general office and data processing.

            5.2 The use by the Tenant of the Leased Premises shall be in a careful, safe and proper manner, and the Tenant shall not permit the same to be used for any unlawful purpose, nor commit nor suffer any waste; and the Tenant will carefully preserve, protect, control and guard the same from damage.

         6. MAINTENANCE AND REPAIR OF PREMISES.

            6.1 Except as expressly provided herein, the Tenant agrees that it is taking the Leased Premises in an "as is" condition and that the Landlord has made no representations or warranties concerning the Leased Premises.

         6.2 Throughout the term of this Lease, the Tenant shall, at its sole cost and expense, take good care of and make all necessary repairs and replacements to the Leased Premises and appurtenances thereto, except those repairs and replacements which are specifically set forth in Subsection 6.3 hereof as being obligations of Landlord, and at the expiration of the term of this Lease, return the Leased Premises to the Landlord in the same condition as the Leased Premises were in as of the date hereof, except for (i) those repairs and replacements which are Landlord's obligations as set forth in Subsection 6.3 hereof, (ii) normal wear and tear and (iii) damage to the Leased Premises attributable to

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any fire or other casualty covered under Section 12, below. Notwithstanding part
(iii) above, however, subject to Section 8.4, below, the Tenant shall be required to make any repairs to the Leased Premises to the extent that (a) the fire or other casualty is attributable to the willful misconduct of the Tenant or (b) insurance proceeds to make such repairs would have been available but for the Tenant's failure to maintain the types) of insurance which the Tenant is required to maintain pursuant to Section 8.2, below. The Tenant shall, at its own cost and expense, keep the Leased Premises, abutting sidewalks and parking areas, if any, free and clear from all rubbish, dirt, ice, snow, goods or other obstacles; further, the Tenant shall be responsible for all costs associated with landscaping, both indoor and outdoor, including the replacement and replanting of flowers, grass and bushes, and the maintenance (other than any repairs and/or replacements which Landlord is required to make under Section
6.3, below) thereof, janitorial, painting, window cleaning, removal of rubbish and general cleaning services, security services and all other services related to the operation and maintenance (other than any repairs and/or replacements which Landlord is required to make under Section 6.3, below) of the buildings on the Leased Premises, both interior and exterior, including materials, supplies and the rental costs of equipment and tools related to any of the foregoing, or contracts with independent third parties to provide such services or supplies.


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         6.3 Except for repairs and replacements necessitated as a result of the negligence of Tenant or the failure of Tenant to perform its obligations under
Section 6.2, above of Tenant, its employees, agents, licensees or invitees, the Landlord shall, throughout the term of this Lease, at the Landlord's sole cost and expense, keep in good condition and repair the foundations, exterior walls, structural condition of all load bearing walls and the roof of the building (the "Building") in which the Leased Premises are located. In addition, Landlord shall, at Landlord's sole cost and expense, make any major repairs to all of the Building's systems (including, without limitation, the plumbing, electrical, lighting, heating, ventilation and air conditioning and fire detection
(including sprinkler) systems) which may be required during the term of this Lease and/or replace such systems; provided that Landlord shall not be required to make any repairs to any of the Building's which are necessitated by the Tenant's failure to make repairs under Section 6.2, above. In the event that the Landlord fails to so take good care of and make all necessary repairs and replacements to said components of the building(s) on the Leased Premises, then the Tenant, at its option, may do so upon ten (10) days written notice to the Landlord; provided, however, that in the event that the Leased Premises are rendered unusable as a result of such a failure by Landlord, Tenant may make such repairs upon twenty-four (24) hours' prior written notice delivered to the Landlord by facsimile. The Landlord shall either pay or reimburse the Tenant for the cost and expense of so taking good

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care of and repairing or replacing said components of the building(s) on the
Leased Premises within five (5) days of receipt by the Landlord of the bill for such cost and expense.

         6.4 CONDITION OF THE LEASED PREMISES.

             The Landlord hereby represents and warrants that as of the date of this Lease: (a) all of the Building's systems (including, without limitation, the plumbing, electrical, lighting, heating, ventilation and air conditioning and fire detection (including sprinkler) systems) shall be in good operating condition and repair; (b) the foundations, exterior walls, structural condition of all load bearing walls and the roof of the Building shall be in good operating condition and repair; and (c) the Building is in compliance with all building, life/safety, disability and other laws, codes and regulations of any governmental or quasi-governmental authority, including, without limitation, the Americans With Disabilities Act of 1990 and all restrictions of record, which may apply to the Building.

         7. UTILITIES.

            7.1 Throughout the term of this Lease, the Tenant shall, at its sole cost and expense, and on its own account, furnish all utilities of every type and nature required by it in the use of the Building and any portions of the Leased Premises located outside of the Building, and shall pay or cause to be paid, when due, all bills for water, sewage, heat, gas and electricity used on, in connection with, or chargeable against the Building and any portions of the Leased Premises located outside of the Building.


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         8. INSURANCE.

            8.1 Public Liability Insurance. Tenant agrees to carry at its own expense, throughout the term of this Lease, public liability insurance covering the Premises and Tenant's use thereof, with minimums of One Million Dollars ($1,000,000.00) on account of bodily injuries to or death of one person and One Million Dollars ($1,000,000.00) on account of bodily injuries to or death of more than one person as a result of any occurrence. Said policy or policies of insurance shall name Landlord and Tenant as insureds.

            8.2 Fire and Extended Coverage Insurance. Tenant hereby agrees to obtain and carry during the term of this Lease and any renewal thereof a policy or policies of insurance insuring the building and any improvements made thereto by Tenant during the term of this Lease and any renewal thereof against loss or damage by fire and such other risks as are from time to time included in standard extended coverage endorsements, in an amount equal to the replacement cost of such building and such improvements. Landlord and Tenant shall be the named insureds under such policy or policies.

                (1) Any and all proceeds of such policy or policies shall be applied to Tenant's and/or Landlord's obligations under Paragraphs 6 and 12 hereof, to the extent of said obligations.

                (2) Any and all excess proceeds paid pursuant to said policy or policies shall be and become the property of Tenant.

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            8.3 Personal Property Insurance. Tenant agrees to carry, at its expense, insurance against fire and such other risks as are from time to time included in standard extended coverage endorsements insuring Tenant's items of personal property located on or within the Premises, in an amount deemed sufficient by Tenant.

            8.4 Waiver of Subrogation. Landlord and Tenant hereby waive all causes of action and rights of recovery each may have against the other and on behalf of any person or entity claiming through or under either Landlord or Tenant by way of subrogation or otherwise for all loss or damage to property to person by reason of fire or any peril insured against any standard or extended coverage insurance regardless of the cause or origin of such damage including any act of negligence by either party hereto or any party acting for and on behalf of either party thereto but, the within waiver, contained herein shall be limited only to the recovery made by either party hereto under any policy of insurance then in effect and only if such waiver shall not invalidate or impair the coverage afforded by the policy of insurance then in effect. Landlord and Tenant agree that any policies of insurance providing for insurance against the perils described herein shall provide for the waiver contained in this Paragraph of the Lease so long as such waiver is available without the payment of additional premium or charge. If any additional premium or charge is required to obtain such waiver, then the cost thereof shall be paid by the party benefitted thereby.

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            8.5 The Tenant shall use its best efforts to have inserted in each policy of insurance obtained pursuant to the provisions hereof an agreement by the insurer that Landlord will be promptly notified of any overdue premium payment, and a provision that such policy shall not be canceled without prior written notice to the Landlord and its mortgagee(s) to whom a loss thereunder may be payable. The Tenant shall cause certificates of insurance required hereunder to be provided to the Landlord, and, at the Landlord's request, proof of premium payments.

         9. TAXES.

            9.1 Tenant shall pay all real estate taxes and assessments, both general and special, water rents and sewer charges, heretofore or hereafter levied, assessed or charged by any governmental taxing authority against the Premises and all buildings and other improvements which are a part thereof which became due and payable during the term of this Lease or any renewal thereof. Tenant shall pay all taxes heretofore or hereafter levied or assessed by any governmental authority against any leasehold interest or any fixtures, furnishings, equipment or other personal property of any kind owned, installed or used by Tenant in or on the Premises, which become due and payable during the term of this Lease or any renewal thereof.

            9.2 The Tenant shall, upon notice to the Landlord, have the right to contest, at the Tenant's sole cost and expense, any real estate taxes and assessments in the name and on behalf of the Landlord, and the Landlord shall, at the request of Tenant,

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cooperate in such contest by the Tenant, providing the Landlord does not have to pay for any expenses or costs incurred thereby.

         10. CHANGES AND ALTERATIONS.

             10.1 The Tenant shall have the right to make at any time and from time to time during the term of this Lease, at its sole cost and expense, changes and alterations to the Leased Premises (but not structural alterations), subject, however, in all cases, to the following provisions of this Section.

             10.2 No change or alteration shall be made to the Leased Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed; provided, however, that the Tenant shall be entitled, without the Landlord's prior written consent, to make any non-structural alterations to the Leased Premises which cost less than Twenty Thousand Dollars ($20,000.00), individually, or Sixty Thousand Dollars ($60,000.00) in the aggregate throughout the Term of this Lease.

             10.3 No change or alteration shall be undertaken until the Tenant shall have procured and paid for all required permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction. The Landlord shall join in application for such permits or authorizations whenever such action is necessary. Before any alteration, addition or improvement or any other change is commenced or any materials are delivered to the Leased Premises, Tenant shall provide Landlord with plans, specifications, names of contractors, copies of contracts and necessary permits.

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             10.4 Any change or alteration shall be made promptly (unavoidable delays excepted) in a good and workmanlike manner and free and clear of all mechanic's liens and in compliance with all applicable permits and authorizations and building and zoning laws and all other laws, ordinances, orders, rules, regulations and requirements of all federal, state, county and municipal governments, and all departments, commissions, boards and officers thereof.

         11. TENANT'S CHANGES. FIXTURES AND EQUIPMENT.

             11.1 Except as otherwise provided herein all equipment, furnishings, signs and other items of personal property installed in the Premises by Tenant and paid for by Tenant shall remain the property of Tenant and may be removed by Tenant upon the expiration of the term of this Lease or any renewal thereof or its earlier termination, provided that any of such items as are affixed to the Premises and require severance may be removed only if Tenant shall repair any damage caused by such removal and provided further that Tenant shall have fully performed all of the covenants and agreements to be performed by it under the provisions of this Lease. If Tenant fails to remove such items from the Premises within thirty (30) days after the termination of this Lease or the expiration of the term of this Lease, or any renewal thereof, all such equipment, furnishings, signs and items of personal property shall become the property of Landlord.

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         12. DESTRUCTION OF PREMISES AND CONDEMNATION.

             12.1 If the Premises shall be destroyed or so injured by any cause as to be unfit, in whole or in part, for use and such destruction or injury could reasonably be repaired within ninety (90) days from the happening of such destruction or injury, then Tenant shall not be entitled to surrender possession of the Premises. In the case of any such destruction or injury, Landlord shall repair the same with all reasonable speed and shall complete such repairs within ninety (90) days from the happening of such injury, provided that the cost of such repairs is fully covered by the proceeds of the fire and extended coverage insurance policy or policies provided in Section 8 hereof. If the Premises shall be destroyed or so injured by any cause as to be unfit, in whole or in part, for use and such destruction or injury could not be reasonably repaired within ninety (90) days from the happening of such destruction or injury, and if the cost of such repairs is not fully covered by said insurance proceeds, Landlord may elect to terminate this Lease provided Landlord shall notify Tenant of such intention within thirty (30) days after the happening of such destruction or injury, and in the event of such termination all unearned rent and other charges paid in advance by Tenant shall be refunded. If after any damage or destruction of the Leased Premises, Tenant shall be unable to use all or any portion of the Premises, rent shall abate during the period of repair or reconstruction in the same proportion to the total rent as the portion of the Leased Premises rendered unusable bears to the

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entire Leased Premises. If the Landlord undertakes the repair, restoration and/or reconstruction of the Building under this Section 12.1 and fails to complete such repair, restoration and/or reconstruction within one hundred twenty (120) days after the date of the occurrence of the casualty or if Landlord fails to give notice to Tenant of Landlord's election to repair the Building within thirty (30) days after the occurrence of such casualty, then the Tenant may immediately cancel this Lease by giving written notice of its election to cancel to the Landlord.

         12.2 If such destruction or injury cannot reasonably be repaired within ninety (90) days after the happening thereof, then either party may, by written notice to the other party within thirty (30) days after the occurrence of such casualty, terminate this Lease. If neither party so terminates this Lease, Landlord shall restore the Premises to their former condition with due diligence, and rent shall abate during the period of repair or reconstruction in the same proportion to the total rent as the portion of the Leased Premises rendered unusable bears to the entire Leased Premises. If the Landlord undertakes the repair, restoration and/or reconstruction of the Building under this Section 12.2 and fails to complete such repair, restoration and/or reconstruction within one hundred eighty (180) days after the date of the occurrence of the casualty, then the Tenant may immediately cancel this Lease by giving written notice of its election to cancel to the Landlord.

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         12.3 For purposes of Sections 12.1 and 12.2, above, any determination regarding whether the Building can be repaired within a specific period of time shall be made by a reputable architect or contractor selected by Landlord and reasonably acceptable to Tenant.

         12.4 Eminent Domain. In the event the Premises or any part thereof shall be taken or condemned either permanently or temporarily for any public or quasi-public use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain, the entire compensation award therefor, including, but not limited to, all damages as compensation for diminution in value of the leasehold, reversion and fee, shall belong to the Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest to any such award. Although all damages in the event of any condemnation are to belong to the Landlord, whether such damages are awarded as compensation for diminution in value of the leasehold, reversion or to the fee of the Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss which Tenant might incur in removing Tenant's furnishings, fixtures, leasehold improvements and equipment.

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             If the whole of the Premises shall be taken by any public authority under the power of eminent domain or any portion of the Leased Premises are taken by eminent domain which renders the remaining portions of the Leased Premises unusable for Tenant's intended purposes, this Lease shall terminate as of the day possession shall be taken by such public authority, and Tenant shall pay rent up to that date with an appropriate refund by Landlord of such rent as shall have been paid in advance for a period subsequent to the date of the taking. If less than ten percent (10%) of the gross leasable area of the Premises shall be so taken, said Lease shall terminate only with respect to the parts so taken as of the day possession shall be taken by such public authority, and Tenant shall pay rent up to that day for the parts so taken with an appropriate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking and, thereafter, the rent shall be equitably adjusted, and Landlord shall at its expense make all necessary repairs or alterations to the basic building and exterior work so as to constitute the remainder of the Premises a complete, finished architectural unit. If ten percent (10%) or more of the gross leasable area of the Premises shall be so taken, then this Lease shall terminate with respect to the part so taken from the date possession shall be taken by such public authority, and Tenant shall pay rent up to that date with an appropriate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking, and either party shall have

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the right to terminate this Lease upon notice in writing within thirty (30) days after such taking of possession; in the event that Tenant remains in possession, and if Landlord does not so terminate, all of the terms herein provided shall continue in effect except that the rent shall be equitably abated, and Landlord shall make all necessary repairs or alterations to the basic building and exterior work so as to constitute the remaining premises a complete, finished architectural unit. If more than fifty percent (50%) of the gross leasable area of the building in which the Premises are located shall be taken under the power of eminent domain, either party may, by written notice to the other party, delivered on or before the day of surrendering possession to the public authority, terminate this Lease, and rent shall be paid or refunded as of the date of termination.

         13. ASSIGNMENT AND SUBLETTING.

             13.1 The Tenant may not assign this Lease and/or sublet or underlet the Leased Premises or any part thereof without the Landlord's prior written consent.

             13.2 Notwithstanding Section 13.1, the Tenant shall not require the Landlord's consent in order to assign this Lease, or to sublease all or any portion of the Leased Premises, (a) to any entity which, directly or indirectly, controls, is controlled by, or is under common control with the Tenant, (b) any entity resulting from the merger or consolidation of control of the Tenant, or
(c) any person or entity which acquires the Tenant or

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substantially all of the assets of the Tenant's business that is then being conducted on the Leased Premises.

         14. ENTRY BY LANDLORD.

             14.1 The Landlord and its duly authorized representatives shall have the right to enter the Leased Premises at all reasonable times for the purposes of (a) inspecting the condition of same and making such repairs, alterations, additions or improvements thereto as may be necessary or desirable, and (b) exhibiting the same to persons who may wish to purchase or lease the same, and, during the last six (6) months of the term of this Lease, placing a notice of reasonable size on the Leased Premises offering the same or any part thereof for sale or rent.

         15. COVENANTS AGAINST LIENS.

             15.1 Liens of Tenant. If because of any act or omission of Tenant, any mechanic's lien or other lien, charge or order for the payment of money shall be filed against any portion of the Leased Premises, Tenant shall, at its own cost and expense, cause the same to be discharged of record or bonded within ninety (90) days after written notice from Landlord to Tenant of the filing thereof unless Tenant shall contest the validity of such liens by appropriate proceedings in good faith and with due diligence.

             15.2 Removal of Liens. If Tenant shall fail to cause such liens to be discharged of record or bonded within the aforesaid ninety (90) day period (unless Tenant shall contest the validity of such lien as aforesaid, or satisfy such liens within sixty (60) days after judgment in favor of any such lien holders

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from which no further appeal might be taken) Landlord shall have the right to cause the same to be discharged. All amounts paid by Landlord to cause such liens to be discharged shall constitute additional rent payable by Tenant to Landlord.

         16. ENJOYMENT WITHOUT MOLESTATION.

             16.1 If the Tenant pays the rent it is obligated hereunder to pay, and observes all other terms, covenants and conditions hereof, it shall occupy and enjoy the use of the property hereby leased during the term of this Lease without any hindrance, molestation or ejection by the Landlord, its successors or assigns.

         17. OPTION TO RENEW.

             17.1 Tenant is hereby granted an option to renew this Lease for an additional five (5) year term upon the same terms and conditions as are provided herein except that the rent during such renewal term shall be adjusted as set forth in this Paragraph. Said option to renew shall be exercised by the Tenant giving notice by certified mail to the Landlord, return receipt requested, at least six (6) months prior to the expiration of the initial term. It shall be a condition of the exercise of the foregoing option that at the time of the exercise of said option the Tenant shall not be in default beyond any grace period herein provided in the performance of any of the terms or provisions contained in this Lease.

             17.2 In the event the Tenant exercises its option to renew this Lease for an additional five (5) year period, the annual

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rent during said renewal term shall be adjusted as follows:

                           (i) The Consumer Price Index for All Urban Consumers
                  (1987=100) "All Items" for the City nearest the location of the Building issued by the Bureau of Labor of the Department of Labor for the month of June in the calendar year during which the initial term of this Lease expires (hereinafter referred to as "Comparison Index") shall be compared to the Consumer Price Index for the month of June in the calendar year during which this Lease commences (hereinafter referred to as the "Base Index"). If said Comparison Index exceeds the Base Index, the annual rent for the renewal term shall be adjusted by multiplying the annual rent being paid prior to the expiration of the initial term, by a fraction, the numerator of which is the Comparison Index and the denominator of which is the Base Index.

                           (ii) The comparisons and adjustments, if any provided
                  for herein shall be made as soon as the Comparison Index has been made available by the Department of Labor. The Landlord shall, after making the necessary computation, notify the Tenant, in writing, of the adjusted annual rent to be charged during the renewal term if the option to renew is exercised.

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                   (iii) If during the term of this Lease the Bureau of Labor shall substitute a new base for the 1987=100 base hereinbefore stipulated as of the Index base, Landlord and Tenant agree that such substituted base, adjusted and equated to the 1987=100 base in the manner recommended by said Bureau of Labor, shall then become and be the Index for all purposes of this Paragraph. In the event the Index shall cease to be published, then, for the purposes of this Paragraph, there shall be substituted for the Index such other index as Landlord and Tenant shall agree upon.

         18.  INDEMNITY.

              18.1 The Tenant shall, at all times, indemnify the Landlord for, defend the Landlord against, and save the Landlord harmless from any liability, loss, cost, injury, damage or other expense, including mechanic's liens or other liens, that may occur or be claimed by or with respect to any person or property on or about the Leased Premises to the extent that such matters result from the use of the Leased Premises by the Tenant or from the Tenant's failure to observe or perform its obligations under this Lease, other than any such liability, loss, cost, injury, damage or other expense resulting from the Landlord's failure to observe and perform any provision, covenant or condition required under this Lease to be observed and performed by the Landlord.


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         18.2 The Landlord shall, at all times, indemnify the Tenant for, defend the Tenant against, and save the Tenant harmless from any liability, loss, cost, injury, damage or other expense that may occur or be claimed by or with respect to any person or property on or about the Building to the extent that such matters result from the use of the Building by the Landlord or from the Landlord's failure to observe or perform its obligations under this Lease, other than any such liability, loss, cost, injury, damage or other expense resulting from the Tenant's failure to observe and perform any provision, covenant or condition required under this Lease to be performed by the Tenant.

         19. DEFAULT.

             19.1 The occurrence of any one or more of the following events shall constitute an event of default (an "Event of Default"):

                  (a) The Tenant shall fail to pay any installment of
             rent or make any payment of additional rent within ten (10) days after the Tenant receives written notice that such amount is overdue;

                  (b) The Tenant fails to deliver to Landlord a certificate of insurance as required under Section 8.5, above and such failure continues for a period of ten (10) days after Tenant receives written notice of such failure from Landlord or the Tenant fails to obtain replacement insurance for any type of insurance required hereunder for which a notice of cancellation has been received and such failure continues for a period of ten (10) days after Tenant receives written notice of such failure from Landlord;

                  (c) The Tenant shall fail to observe and perform any other provision, covenant or condition of this Lease required under this Lease to be observed and performed by the Tenant within thirty

              (30) days after the Landlord shall have given written notice to the Tenant of the failure of the Tenant to observe and perform the same, or if such default shall be of such a nature that it cannot be cured completely within said thirty (30) day period, if Tenant shall not have promptly commenced curing such default within such thirty (30) day period, or shall not thereafter proceed with diligence and in good faith to remedy such default;

                   (d) The Tenant shall make an assignment for the benefit of its creditors;

                   (e) Proceedings in bankruptcy or for reorganization of the
              Tenant or for adjustments of debts under the Federal Bankruptcy Code, as amended, or any parts thereof, or under any other act or law, whether parts thereof, or under any other act or law, whether state or federal, for the relief of debtors, shall be commenced by or against the Tenant and shall not be discharged within sixty
              (60) days of their commencement;

                   (f) A receiver or trustee shall be appointed for the tenant or for any substantial part of its assets and such receiver or trustee shall not be discharged within sixty (60) days of his appointment; and

                   (g) Any proceedings shall be instituted for the involuntary dissolution or the full or partial liquidation of the Tenant and such proceedings shall not be dismissed or discharged within sixty
              (60) days of their commencement.

              19.2 Upon the occurrence of an Event of Default, the Landlord shall mail or otherwise deliver to the Tenant written notice of the Event of Default and its intention to invoke the remedies set forth herein. After a ten
(10) day period beginning on the date such notice is mailed or otherwise delivered, the Landlord may, at its election, terminate the Lease and re-enter and take possession of the Leased Premises, or re-enter and take possession of the Leased Premises without thereby terminating this

Lease. In either event, Landlord shall have the right (a) to declare the remaining unpaid amount of rent due during the term of this Lease to be immediately due and payable (in such event, if the Landlord relets the Leased Premises or any part thereof during what would have been the balance of the term of this Lease, then the Landlord shall promptly pay to the Tenant (up to the amount received by the Landlord from such acceleration) the amounts as they are received from such reletting, less the Landlord's Expenses (as hereafter defined); or (b) to relet the Leased Premises, or any part thereof, for such term or terms and on such conditions as the Landlord determines for and on behalf of the Tenant for the highest rental reasonably obtainable in the judgment of the Landlord, and recover from the Tenant any deficiency between the amount of rent, in fact, received through such reletting and the amount of rent, additional rent and all other charges payable under this Lease, plus any expenses incurred by the Landlord in connection with such reletting, including, without limitation, the expense of any repairs or alterations the Landlord reasonably deems necessary or appropriate to make in connection with such reletting and sums expended for brokerage commissions (herein referred to as the "Landlord's Expenses").

        20. NON-WAIVER.

            20.1 Neither a failure by the Landlord to exercise any of its options hereunder, nor failure to enforce its rights or seek its remedies upon any default, nor the acceptance by the Landlord of any rent accruing before or after any default, shall effect or constitute a waiver of the Landlord's right to exercise such option, to enforce such right, or to seek such remedy with respect to that default or to any prior or subsequent default. The remedies provided in this Lease shall be cumulative and shall not in any way abridge, modify or preclude any other rights or remedies to which the Landlord is entitled either at law or in equity.

         21. SURRENDER OF PREMISES.

             21.1 Upon termination of this Lease, whether by lapse of time or otherwise, or upon the exercise by the Landlord of the power to re-enter and repossess the Leased Premises without terminating this Lease, as hereinbefore provided, the Tenant shall at once surrender the possession of the same to the Landlord in as good order and repair as they were in as of the date hereof, except for (i) those repairs and replacements which are Landlord's obligations as set forth in Subsection 6.3 hereof, (ii) normal wear and tear, and at once remove all of the Tenant's property therefrom and (iii) damage to the Leased Premises attributable to any fire or other casualty covered under Section 12, above. Notwithstanding part (iii) above, however, subject to Section 8.4, above, the Tenant shall be required to make any repairs to the Leased Premises to the extent that (a) the fire or other casualty is attributable to the willful misconduct of the Tenant or (b) insurance proceeds to make such repairs would have been available but for the Tenant's failure to maintain the type(s) of insurance which the Tenant is required to maintain pursuant to Section 8.2, above. If, upon such an event, the Tenant does not at once surrender possession of the same and remove all its property therefrom, the Landlord may forthwith re-enter and repossess the same and remove all of the Tenant's property therefrom and store the same without being guilty of trespass or of forcible entry or detainer and thereafter the Landlord may recover from the Tenant all costs and expenses incurred by the Landlord in removing the Tenant's property and storing the same, together with interest as aforesaid.

         22. HOLDING OVER BY TENANT.

             22.1 If the Tenant remains in possession of all or any part of the Leased Premises after the expiration of the term hereof, then the Tenant shall be deemed a Tenant of the Leased Premises from month-to-month with the rental for each month of the holding-over period being ten percent (10%) greater than the rental due hereunder for the immediately preceding month, and subject to all of the other terms and provisions hereof, except only as to the term of this Lease.

         23. SECURITY DEPOSIT.

             23.1 Within forty-five (45) days from the date hereof, the Tenant shall deposit with the Landlord as a security deposit an amount equal to one month's rent hereunder. The Landlord shall repay to the Tenant in cash the principal amount of the security deposit immediately upon termination of this Lease, provided that the Tenant has fully complied with its obligations hereunder. Notwithstanding the previous sentence, the Landlord shall have the right to apply any part of the security deposit to cure any failure of the Tenant to fulfill its obligations hereunder.

         24. NOTICES.

             24.1 Any notice, election, communication, request or other document or demand required or desired to be given to the Landlord or the Tenant shall be in writing and shall be deemed given if either served personally or sent by registered or certified mail, postage prepaid:

                             If to Landlord:

                                  Sandan
                                  c/o Dan White
                                  Two Central Boulevard
                                  Norwalk, OH 44857

                             With a copy to:

                                  Mark Volsky, Esq.
                                  Hermann, Cahn & Schneider
                                  100 Erieview Plaza
                                  1301 E. 9th, Suite 500
                                  Cleveland, OH 44114

                             If to Tenant:

                                  SMS Geotrac, Inc.
                                  3160 Airway Avenue
                                  Costa Mesa, CA 92626

                             With a copy to:

                                  Strategic Mortgage Services, Inc.
                                  4340 Von Karman, Suite 400
                                  Newport Beach, California 92660
                                  Attn: Mr. David Howard, Real Estate Department

               24.2 Either party may, from time to time, change the address at which such written notices, exercises of elections, communications, requests or other documents or demands are to be mailed, by giving the other party written notice of such changed address.

         25. SHORT FORM OF LEASE.

             25.1 The parties hereto agree to execute a short form of this Lease for recording upon request of either party hereto.

        26. BROKERS.

            26.1 The Landlord and the Tenant represent and warrant to each other that no real estate broker or intermediary offered the Leased Premises to the Tenant on behalf of the Landlord for lease. The Tenant and the Landlord agree to defend, indemnify and hold each other harmless against any claims for brokerage commission arising out of any conversations or negotiations had by the Tenant or the Landlord, as the case may be, with any real estate broker or intermediary regarding the lease of the Leased Premises from the Landlord to the Tenant.

         27. ENTIRE AGREEMENT.

             27.1 All understandings and agreements heretofore had between the parties hereto are merged into this Lease, which alone fully and completely expresses their understanding, and the same is being entered into after full investigation, neither party relying upon any statement or representation made by the other which is not embodied in this Lease.

         28. MODIFICATIONS.

             28.1 This Lease shall not be modified or amended except by a written instrument duly executed by the parties hereto.

         29. PARTIAL INVALIDITY.

             29.1 If any provision of this Lease or the application thereof to any part or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         30. SUCCESSORS AND ASSIGNS.

             30.1 This Lease shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

         31. SECTION HEADINGS.

             31.1 The section headings contained in this Lease are for reference purposes only and shall not affect in any way the meaning or interpretation of this Lease.

         32. GOVERNING LAW.

             32.1 The laws of the State of Ohio shall govern the validity, construction, interpretation and enforcement of this Lease.

         IN WITNESS WHEREOF, the Landlord and Tenant have duly executed this instrument as of the day and year first above written.

WITNESSES:                               SANDAN                 (LANDLORD)

                                   By: /s/ Daniel J. White
--------------------------------      -----------------------------------------

                                   Its Partner
--------------------------------      -----------------------------------------


                                         SMS GEOTRAC, INC.       (TENANT)

                                   By: /s/ Gerald M. Boylan
--------------------------------      -----------------------------------------
                                       Gerald M. Boylan

                                   Its Secretary
--------------------------------      -----------------------------------------

CERTIFICATE OF ACKNOWLEDGEMENT


State of California               On Sept. 9, 1994 before me,   Margaret L.
                                     --------------          --------------------------
                       SS.              (date)               (name and title of Officer)

County of Orange                  Kramp, a notary public            personally appeared
         ------------             ---------------------------------,
                                  Gerald M. Boylan
                                  -----------------------------------------------------
                                  personally known to me (or proved to me on the basis of satisfactory evidence)
                                  to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s)
                                  acted, executed the instrument.
                                  WITNESS my hand and official seal.

                                  /s/ Margaret L. Kramp
                                  ---------------------------------------------
                                  Notary's Signature


FLORIDA  Margaret L. Kramp
STATE     Comm. #999651
SEAL  NOTARY PUBLIC CALIFORNIA
         ORANGE COUNTY
    Comm. Express July 14, 1997

STATE OF OHIO        )
                     )  SS:
COUNTY OF CUYAHOGA   )

         BEFORE ME, a Notary Public in and for the State and County aforesaid, personally appeared SANDAN, and Ohio partnership, by Dan White, its partner, who acknowledged before me that he/she did execute the foregoing instrument and that the same is the free act and deed of said partnership and is his/her free act and deed personally and as such officer.


         IN WITNESS WHEREOF, I have hereunto set my hand and seal at Cleveland, Ohio, this 2nd day of September, 1994.



                                             /s/ Karen S. Truax
                                             -----------------------------------
                                             Notary Public

                                                   KAREN S. TRUAX
                                             NOTARY PUBLIC, STATE OF OHIO
                                             Recorded In Cuyahoga County
                                             My Comm. Expires May 5, 1999


STATE OF              )
        --------------)
COUNTY OF             )  SS:
         -------------)

         BEFORE ME, a Notary Public in and for the State of County aforesaid, personally appeared____________. a Delaware corporation, by____________________, its ___________________, who acknowledged before me that he/she did execute the foregoing instrument and that the same is the free act and deed of said corporation and is his/her free act and deed personally and as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal at __________________, ________________, this ______ day of ________________, 1994.





                                             ---------------------------------
                                             Notary Public